SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 21, 2017

POLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37960	33-0479020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Gardena Boulevard Gardena, California	90248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 830-9153

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 21, 2017, Polar Power, Inc. (the “Company”) entered into a Business Loan Agreement, Relationship Ready Credit Agreement and Assignment of Deposit Account with Citibank, N.A. for a revolving credit facility for an aggregate amount of up to $1,000,000. The credit facility will expire at such time the parties mutually agree to terminate the credit facility or at the election of the lender. Interest accrues on the principal amount of revolving loans outstanding under the credit facility at a rate equal to the greater of (i) the prime rate of interest as published by Citibank, or (ii) the one-month London Interbank Offered Rate plus 2.0%. Amounts outstanding from time to time under the credit facility are due and payable monthly in an amount equal to the greater of 2.0% of the outstanding principal balance or $100, plus accrued interest. Upon the termination of the credit facility, any amounts owed under the credit facility will be payable by the Company in 48 equal consecutive monthly installments of principal, together with accrued monthly interest and any other charges beginning the first calendar month after the date of cancellation. The credit facility is also subject to an annual finance charge of $2,500, which amount has been waived for the first year. The credit facility is secured by a Certificate of Deposit (restricted cash) account opened by the Company with Citibank in the amount of $1,000,000.

The Company’s credit facility contains negative covenants prohibiting it from (i) creating or permitting to exist any liens, security interests or other encumbrances on the Company’s assets, (ii) engaging in any business activities substantially different than those in which the Company is presently engaged, (iii) ceasing operations, liquidating, merging, transferring, acquiring or consolidating with any other entity, changing its name, dissolving or transferring or selling collateral out of the ordinary course of business, or (iv) paying dividends on the Company’s capital stock (other than dividends payable in stock).

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2017, the Company issued a press release announcing certain results of operations for the three months ended March 31, 2017. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K is not incorporated by reference into any filings of Polar Power, Inc. made under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2017, the Company entered into a Business Loan Agreement, Relationship Ready Credit Agreement and Assignment of Deposit Account with Citibank, N.A. for a revolving credit facility for an aggregate amount of up to $1,000,000, as described above under Item 1.01. The disclosures regarding the Business Loan Agreement, Relationship Ready Credit Agreement and Assignment of Deposit Account contained above under Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Business Loan Agreement, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.(#)

10.2	Relationship Ready Credit Agreement, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.(#)

10.3	Assignment of Deposit Account, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.(#)

99.1	Press Release dated April 28, 2017

(#)	Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	POLAR POWER, INC.

	By:	/S/ ARTHUR D. SAMS
Arthur D. Sams
President, Chief Executive Officer and Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Business Loan Agreement, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.

10.2	Relationship Ready Credit Agreement, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.

10.3	Assignment of Deposit Account, dated March 21, 2017, by and between Polar Power, Inc. and Citibank, N.A.

99.1	Press Release dated April 28, 2017

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